EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65479, No. 333-42899, No. 333-14577, No.
33-32367 and No. 33-40559) of Precision Castparts Corp. of our report dated May 3, 2000 relating to the financial statements, which appear on page 43 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 3, 2000 relating to the Financial Statement Schedule, which appears in Item 14(a)2 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

------------------------------
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
June 28, 2000